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NEW ENGLAND POWER SERVICE COMPANY
Balance Sheet
At December 31, 1999
(Unaudited)

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ASSETS
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                          (In Thousands)
Investments          $ 82,725

Current assets:
     Cash               1
     Accounts receivable from associated companies     23,357
     Miscellaneous current and accrued assets      4,551
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               Total current assets      27,909
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Deferred income taxes          17,273
Deferred charges and other assets      16,227
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                         $144,134
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CAPITALIZATION AND LIABILITIES
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Capitalization:
     Paid-in capital          $ 16,350
     Retained earnings              1,839
     Unrealized appreciation, net     10,852
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               Total common equity      29,041
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Current liabilities:
     Accounts payable           14,114
     Notes payable associated companies     5,380
     Miscellaneous current and accrued liabilities      8,281
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               Total current liabilities      27,775
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Other reserves and deferred credits      87,318
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                         $144,134
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